The Simply Good Foods Company Reports Fiscal First Quarter 2026
Financial Results and Reaffirms Fiscal Year 2026 Outlook

Denver, CO, January 8, 2026 - The Simply Good Foods Company (Nasdaq: SMPL) (“Simply Good Foods,” or the “Company”), a leader in the Nutritional Snacking Category, today reported financial results for the thirteen weeks ended November 29, 2025.

First Quarter Summary:(1)
•Net sales of $340.2 million versus $341.3 million
•Net income of $25.3 million versus $38.1 million
•Earnings per diluted share (“EPS”) of $0.26 versus $0.38
•Adjusted Diluted EPS(2) of $0.39 versus $0.49
•Adjusted EBITDA(3) of $55.6 million versus $70.1 million
Reaffirm Fiscal Year 2026(4) Outlook:
•Net sales expected to range between -2% and +2% year-over-year
•Gross margins expected to decline between 100 and 150 basis points year-over-year
•Adjusted EBITDA expected to range between -4% and +1% year-over-year

“Our first quarter financial performance came in modestly ahead of our expectations. Total company consumption growth of 2% was led by Quest and OWYN, which grew aggregate consumption double-digits, while Atkins performed as expected," said Geoff Tanner, President and Chief Executive Officer of Simply Good Foods. "With our initiatives to accelerate our top line and rebuild our margins in the second half on track, we are reaffirming our full year outlook. Simply Good Foods remains well positioned as a leader in the mainstreaming of the high protein, low sugar and low carb nutritional snacking category. Given the long runways for growth for Quest and OWYN coupled with our history of strong margins and a proven track record of converting Adjusted EBITDA into free cash flow, I am confident the Company will create value for shareholders over the long term.”

First Quarter 2026 Results

Net sales of $340.2 million decreased 0.3% versus the comparable year ago period, driven by Quest growth of 9.6% offset by declines for Atkins and OWYN of 16.5% and 3.3%, respectively. OWYN’s net sales decline was the result of lingering effects from the previously disclosed product quality issue and the related effect on retailer inventory levels, which began the quarter in an elevated position.

Total Simply Good Foods retail takeaway(6) increased about 1.8% driven by growth for Quest and OWYN of 12.0% and 17.8%, respectively, while Atkins declined 19.3%, as expected.

Gross profit of $109.9 million decreased 15.8% versus the comparable year ago period, driven by expected elevated input inflation, including the first full quarter of tariff expenses. Productivity was a modest offset. Gross margin was 32.3%, a 590 basis point decline versus the comparable year ago period, consistent with our previously provided expectations, driven by elevated input costs which were only partially offset by productivity and mix. Excluding $2.6 million of one-time OWYN integration expenses in the current year period and a $1.0 million non-cash inventory purchase accounting step-up adjustment expense related to the OWYN Acquisition that occurred in the comparable prior year period, gross margin was 33.1%, a 540 basis point decline versus the comparable year ago period.

Operating expenses of $72.3 million decreased 4.7% versus the comparable year ago period. Selling and marketing expenses of $29.7 million decreased 10.1% versus the comparable year ago period driven by planned declines for Atkins, which more than offset increases to support growth for Quest and OWYN. General and administrative ("G&A") expenses of $38.0 million decreased 0.2% versus the comparable year ago period. Excluding stock-based compensation of $3.6 million, integration expenses of $3.3 million, term loan transaction fees of $2.8 million, and other one-time expenses, G&A declined 4.4% to $28.3 million, driven primarily by OWYN synergy realization and cost controls.

Net interest expense of $3.8 million reflected a 46.5% decrease versus the comparable year ago period due to lower average term loan balances.

The effective tax rate was 25.3%.

Net income of $25.3 million decreased 33.7% versus the comparable year ago period.

Adjusted EBITDA of $55.6 million decreased 20.6% versus the comparable year ago period.

Reported earnings per diluted share were $0.26 versus $0.38 in the comparable year ago period.

Adjusted Diluted EPS was $0.39 versus $0.49 in the comparable year ago period.

Weighted average diluted shares outstanding of 99.1 million declined modestly versus the comparable year ago period, reflecting share repurchases.

Balance Sheet and Cash Flow

At the end of the first quarter of fiscal year 2026, the Company had cash of $194.1 million and an outstanding principal balance on its term loan of $400.0 million, bringing the Company's quarter-end trailing twelve-month Net Debt to Adjusted EBITDA ratio to 0.8x(7). Higher cash and debt balances reflect the Company's strategic decision to borrow an additional $150.0 million concurrently with a three-year extension of the Company's existing credit facilities, which closed in November 2025. Cash flow from operations was about $50.1 million versus $32.0 million in the comparable year ago period. The increase was primarily due to improved working capital. Capital expenditures were approximately $2.1 million.

During the quarter, the Company repurchased approximately 5.0 million shares of its common stock for approximately $100 million. On a fiscal year-to-date basis through January 6, 2026, the Company has repurchased approximately 7.4 million shares for $146.6 million.

Share Repurchase Authorization

On January 6, 2026, the Company's Board of Directors approved a $200 million increase to its existing share repurchase program which was first adopted in November 2018. As of January 6, 2026, the Company has approximately $224 million available under its revised stock repurchase program.

Fiscal Year 2026 Outlook

The Company is reaffirming its previously provided outlook for fiscal year 2026:

•Net Sales expected to range between -2% and +2% year-over-year
•Gross Margins expected to decline between 100 and 150 basis points year-over-year
•Adjusted EBITDA expected to range between -4% and +1% year-over-year

The Company's outlook continues to assume an increase in marketing spending for Quest and OWYN, including a significant increase in support for the OWYN brand intended to increase trial and build awareness. Management is focused on long-term growth for the total Company and will look to provide more fuel for growth should it find the opportunity to do so.

Consistent with its previously provided outlook, the Company expects the second half of the fiscal year to be stronger on both the top and bottom line than the first half. Continued innovation and distribution-driven growth from Quest and OWYN across the year are expected to be offset by challenges for Atkins, with the timing of price elasticity and lapping of certain year-ago promotional events expected to reflect incremental headwinds to growth in the first half of the year, particularly in Q2 which the Company continues to expect will be its weakest net sales growth quarter of the year.

Declines for gross margins and Adjusted EBITDA, and the phasing of profit growth for the year, are expected to primarily reflect the timing lag between elevated inflation and tariff expenses in the first half and building benefits from productivity, pricing, and improved costs expected in the second half of the year. As a result, the Company expects year-over-year margin expansion and Adjusted EBITDA growth to begin in the third quarter and build through the end of the fiscal year.

Finally, with the increase to the Company's term loan balance and to account for the Company's fiscal year-to-date share repurchases, the Company now expects net interest expense to be in the range of $19 to $21 million, and a weighted average diluted share count of approximately 96 million shares. The Company continues to expect the effective tax rate to be approximately 25%.

The foregoing outlook assumes current economic conditions, consumer purchasing behavior and prevailing tariff rates remain generally consistent across the Company's fiscal year.

___________________________________
(1) All comparisons for the first quarter ended November 29, 2025, versus the comparable year-ago period ended November 30, 2024.
(2) Adjusted Diluted Earnings Per Share is a non-GAAP financial measure. The Company excludes acquisition-related costs, such as Business Transaction costs, integration expense and depreciation and amortization expense in calculating Adjusted Diluted Earnings Per Share. Please refer to "Reconciliation of Adjusted Diluted Earnings Per Share" in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(3) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure. Please refer to the "Reconciliation of EBITDA and Adjusted EBITDA" in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(4) The Company does not provide a forward-looking reconciliation of expected Fiscal Year 2026 Adjusted EBITDA to Net Income, the most directly comparable GAAP financial measure, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.
(5) "Organic" growth refers to growth for brands owned by Simply Good Foods for more than twelve months on a comparable thirteen-week basis. This excludes the impact of M&A or calendar changes, when applicable.
(6) Combined Quest, Atkins, and OWYN Circana MULO++C and Company unmeasured channel estimate for the 13-weeks ending November 30, 2025, vs. the comparable 13-week year ago period.
(7) Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties ("Credit Agreement"), reduced by cash and cash equivalents, and divided by the Company's trailing twelve month Adjusted EBITDA, as previously defined. The Company does not provide a forward-looking reconciliation of Net Debt to Adjusted EBITDA to Net Debt to Consolidated Net Income, the most directly comparable GAAP financial measures, expected for Fiscal Year 2026, because we are unable to provide such a reconciliation without unreasonable effort due to the unavailability of reliable estimates for certain components of consolidated net income and the respective reconciliations, and the inherent difficulty of predicting what the changes in these components will be throughout the fiscal year. As these items may vary greatly between periods, we are unable to address the probable significance of the unavailable information, which could significantly affect our future financial results.

Conference Call and Webcast Information
The Company will host a conference call with members of the executive management team to discuss these results today, Thursday, January 8, 2026, at 6:30 a.m. Mountain time (8:30 a.m. Eastern time). Investors interested in participating in the live call can dial 877-407-0792 from the U.S. or 201-689-8263 from international locations. A live webcast will be available via the "Investors" section of the Company's website at www.thesimplygoodfoodscompany.com. A telephone replay will be available approximately two hours after the call concludes and will remain accessible through January 15, 2026, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13757298.

About The Simply Good Foods Company
The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a consumer packaged food and beverage company with ambitious goals to raise the bar on what food can be with trusted brands and innovative nutritious snacking products. Within our portfolio of trusted brands (Quest™, Atkins™, and OWYN™), we offer a wide variety of nutritional snacks and beverages, including high protein chips, bars, ready-to-drink (RTD) shakes, and powders, and low sugar, low carb sweets and baked goods. We are a leader of the nutritious snacking movement, poised to expand our healthy lifestyle platform through innovation-driven organic growth and external investment opportunities. To learn more, visit www.thesimplygoodfoodscompany.com.

Investor Contact
Joshua Levine
Vice President, Investor Relations and Treasury
The Simply Good Foods Company
jlevine@simplygoodfoodsco.com

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties relate to, among other things, our operations being dependent on changes in consumer preferences and purchasing habits regarding our products, a global supply chain and effects of supply chain constraints, inflationary pressure and tariffs on us and our contract manufacturers, our ability to continue to operate at a profit or to maintain our margins, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels and implement our growth strategies, our ability to maintain and gain market acceptance for our products or new products, our ability to capitalize on attractive opportunities, our ability to respond to competition and changes in the economy including changes regarding inflation and increasing ingredient and packaging costs and labor challenges due to tariffs or other challenges at our contract manufacturers and third party logistics providers, the amounts of or changes with respect to certain anticipated raw materials and other costs, difficulties and delays in achieving the synergies and cost savings in connection with acquisitions, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and geopolitical conditions affecting us and the industry in which we operate, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, the availability of or competition for other brands, assets or other opportunities for investment by us or to expand our business, competitive product and pricing activity, difficulties of managing growth profitably, the effect pandemics or other global disruptions on our business, financial condition and results of operations, the loss of one or more members of our management team, potential for increased costs, the harm to our business resulting from unauthorized access of the information technology systems we use in our business, and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

The Simply Good Foods Company and Subsidiaries
Consolidated Balance Sheets
(Unaudited, dollars in thousands, except share and per share data)

	November 29, 2025	August 30, 2025
Assets
Current assets:
Cash	$194,051	$98,468
Accounts receivable, net	129,178	164,978
Inventories	181,148	167,217
Prepaid expenses	4,398	7,209
Other current assets	5,064	15,812
Total current assets	513,839	453,684

Long-term assets:
Property and equipment, net	38,851	39,738
Intangible assets, net	1,257,642	1,261,603
Goodwill	589,974	589,974
Other long-term assets	50,321	51,046
Total assets	$2,450,627	$2,396,045

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$75,486	$78,298
Accrued interest	66	44
Accrued expenses and other current liabilities	27,069	46,219
Total current liabilities	102,621	124,561

Long-term liabilities:
Long-term debt, less current maturities	396,744	249,066
Deferred income taxes	169,627	166,091
Other long-term liabilities	47,519	49,494
Total liabilities	716,511	589,212
See commitments and contingencies (Note 9)

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 103,940,255 and 103,688,071 shares issued at November 29, 2025, and August 30, 2025, respectively	1,039	1,037
Treasury stock, 8,941,085 shares and 3,957,571 shares at cost at November 29, 2025, and August 30, 2025, respectively	(230,026)	(129,337)
Additional paid-in-capital	1,349,610	1,346,687
Retained earnings	616,148	590,879
Accumulated other comprehensive loss	(2,655)	(2,433)
Total stockholders’ equity	1,734,116	1,806,833
Total liabilities and stockholders’ equity	$2,450,627	$2,396,045

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Unaudited, dollars in thousands, except share and per share data)

	Thirteen Weeks Ended
	November 29, 2025	November 30, 2024
Net sales	$340,198	$341,268
Cost of goods sold	230,298	210,782
Gross profit	109,900	130,486

Operating expenses:
Selling and marketing	29,677	32,994
General and administrative	38,006	38,064
Depreciation and amortization	4,633	4,160
Business transaction costs	—	643
Total operating expenses	72,316	75,861

Income from operations	37,584	54,625

Other income (expense):
Interest income	499	776
Interest expense	(4,286)	(7,861)
(Loss) gain on foreign currency transactions	(57)	120
Other income	76	15
Total other income (expense)	(3,768)	(6,950)

Income before income taxes	33,816	47,675
Income tax expense	8,547	9,553
Net income	$25,269	$38,122

Other comprehensive income:
Foreign currency translation, net of reclassification adjustments	(222)	(387)
Comprehensive income	$25,047	$37,735

Earnings per share from net income:
Basic	$0.26	$0.38
Diluted	$0.26	$0.38
Weighted average shares outstanding:
Basic	98,749,340	100,394,693
Diluted	99,051,004	101,479,603

The Simply Good Foods Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, dollars in thousands)

	Thirteen Weeks Ended
	November 29, 2025	November 30, 2024
Operating activities
Net income	$25,269	$38,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,205	5,047
Amortization of deferred financing costs and debt discount	150	506
Stock compensation expense	3,083	3,844
Estimated credit losses	20	750
Unrealized loss (gain) on foreign currency transactions	57	(120)
Deferred income taxes	3,536	3,374
Amortization of operating lease right-of-use asset	1,480	1,678
Other	(279)	(402)
Changes in operating assets and liabilities:
Accounts receivable, net	35,768	67
Inventories	(13,605)	(13,157)
Prepaid expenses	2,672	(958)
Other current assets	10,794	(1,396)
Accounts payable	(2,012)	319
Accrued interest	22	(189)
Accrued expenses and other current liabilities	(22,288)	(3,707)
Other assets and liabilities	(778)	(1,757)
Net cash provided by operating activities	50,094	32,021

Investing activities
Purchases of property and equipment	(2,096)	(307)
Investments in intangible and other assets	—	(362)
Net cash used in investing activities	(2,096)	(669)

Financing activities
Proceeds from option exercises	1,056	9,984
Tax payments related to issuance of restricted stock units and performance stock units	(1,214)	(2,315)
Repurchase of common stock	(99,638)	—
Principal payments of long-term debt	—	(50,000)
Proceeds from issuance of long-term debt	150,000	—
Deferred financing costs	(2,585)	—
Net cash provided by (used in) financing activities	47,619	(42,331)

Cash and cash equivalents
Net increase (decrease) in cash	95,617	(10,979)
Effect of exchange rate on cash	(34)	208
Cash at beginning of period	98,468	132,530
Cash and cash equivalents at end of period	$194,051	$121,759

Net Sales by Geographic Area and Brands

The following is a summary of revenue disaggregated by geographic area and brands:

	Thirteen Weeks Ended
(In thousands)	November 29, 2025	November 30, 2024
North America (1)
Atkins	$90,270	$108,168
Quest	210,343	191,937
OWYN	31,182	32,254
Total North America	331,795	332,359
International	8,403	8,909
Total net sales	$340,198	$341,268
(1) The North America geographic area consists of net sales substantially related to the United States and there is no individual foreign country to which more than 10% of the Company’s net sales are attributed or that is otherwise deemed individually material.

Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: before stock-based compensation expense, business transaction costs, purchase price accounting inventory step-up, integration costs, and term loan transaction fees. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to its most directly comparable GAAP measure, which is net income, for the thirteen weeks ended November 29, 2025, and November 30, 2024:

(In thousands)	Thirteen Weeks Ended
	November 29, 2025	November 30, 2024
Net income	$25,269	$38,122
Interest income	(499)	(776)
Interest expense	4,286	7,861
Income tax expense	8,547	9,553
Depreciation and amortization	6,205	5,047
EBITDA	43,808	59,807
Stock-based compensation expense	3,083	3,844
Business transaction costs	—	643
Inventory step-up	—	974
Integration expense	5,918	4,931
Term loan transaction fees	2,828	—
Other (1)	(13)	(131)
Adjusted EBITDA	$55,624	$70,068
(1) Other items consist principally of exchange impact of foreign currency transactions and other expenses.

Reconciliation of Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings per Share. Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before stock-based compensation expense, business transaction costs, purchase price accounting inventory step-up, integration costs, and term loan transaction fees on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated based on assumptions regarding the Company's statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.

The following unaudited tables below provide a reconciliation of Adjusted Diluted Earnings Per Share to its most directly comparable GAAP measure, which is diluted earnings per share, for the thirteen weeks ended November 29, 2025, and November 30, 2024:

	Thirteen Weeks Ended
	November 29, 2025	November 30, 2024
Diluted earnings per share	$0.26	$0.38

Depreciation and amortization	0.06	0.05
Stock-based compensation expense	0.03	0.04
Business transaction costs	—	0.01
Inventory step-up	—	0.01
Integration expense	0.06	0.05
Term loan transaction fees	0.03	—
Tax effects of adjustments (1)	(0.05)	(0.04)
Rounding (2)	—	(0.01)
Adjusted diluted earnings per share	$0.39	$0.49
(1) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 25% for the thirteen week period ended November 29, 2025, as well as the thirteen week period ended November 30, 2024.

(2) Adjusted Diluted Earnings Per Share amounts are computed independently for each quarter. Therefore, the sum of the quarterly Adjusted Diluted Earnings Per Share amounts may not equal the year to date Adjusted Diluted Earnings Per Share amounts due to rounding.

Reconciliation of Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA. Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties (“Credit Agreement”), reduced by cash and cash equivalents, and divided by the trailing twelve months of Adjusted EBITDA, as previously defined.

The following unaudited table below provides a reconciliation of Net Debt to Adjusted EBITDA as of November 29, 2025:

(In thousands)	November 29, 2025
Net Debt:
Total debt outstanding under the Credit Agreement	$400,000
Less: cash and cash equivalents	(194,051)
Net Debt as of November 29, 2025	$205,949

Trailing twelve months Adjusted EBITDA:
Add: Adjusted EBITDA for the thirteen weeks ended November 29, 2025	$55,624
Add: Adjusted EBITDA for the fiscal year ended August 30, 2025	278,162
Less: Adjusted EBITDA for the thirteen weeks ended November 30, 2024	(70,068)
Trailing twelve months Adjusted EBITDA as of November 29, 2025	$263,718

Net Debt to Adjusted EBITDA	0.8	x